Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned constitutes and appoints Matthew R. Broad and A. Noni Holmes-Kidd and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-3 (or other appropriate form) of Darden Restaurants, Inc. (the “Company”), and any or all amendments (including post-effective amendments) thereto, to register public offerings by the Company from time to time of an indeterminate amount of securities, which securities may consist of common stock, without par value, and one or more series of unsecured debt securities of the Company, consisting of bonds, notes, and/or other evidences of indebtedness, or any combination of the foregoing, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed effective as of the 17th day of September, 2025, by the following persons.

By:	/s/ Margaret Shân Atkins	By:	/s/ Daryl A. Kenningham
	Margaret Shân Atkins		Daryl A. Kenningham

By:	/s/ Ricardo Cardenas	By:	/s/ William S. Simon
	Ricardo Cardenas		William S. Simon

By:	/s/ Juliana L. Chugg	By:	/s/ Charles M. Sonsteby
	Juliana L. Chugg		Charles M. Sonsteby

By:	/s/ James P. Fogarty	By:	/s/ Timothy J. Wilmott
	James P. Fogarty		Timothy J. Wilmott

By:	/s/ Cynthia T. Jamison
Cynthia T. Jamison